UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2006

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2006, HRPT Properties Trust (the “Company”) filed articles supplementary (the “Articles Supplementary”) to its declaration of trust, creating a new series of up 15,180,000 preferred shares designated as the 6-½% Series D Cumulative Convertible Preferred Shares, $0.01 par value per share (“Series D Preferred Shares”). The Articles Supplementary were effective upon filing.

The Company incorporates by reference the summary of the terms and conditions of the Series D Preferred Shares heretofore filed as Item 8.01 to the Company’s Current Report on Form 8-K dated October 5, 2006. Such is a summary and does not purport to be complete and is subject to, and is qualified by reference to all of the terms and conditions of the Series D Preferred Shares in the Articles Supplementary and in the Company’s declaration of trust. A copy of the Articles Supplementary are filed as an exhibit to this report.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles Supplementary relating to the 6-½% Series D Cumulative Convertible Preferred Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST
By: /s/ John C. Popeo
Name: John C. Popeo Title: Treasurer and Chief Financial Officer Dated: October 10, 2006